Exhibit 20.6

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2008

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591	MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		18.66%
Delinquency Rate:	30 - 59 Days	1.35%
60 - 89 Days		1.03%
90 + Days		2.50%

Excess Spread Analysis

Series	COMT 1998-1
Portfolio Yield	20.81%
Weighted Average Coupon	6.75%
Servicing Fee Percentage	1.50%
Net Loss Rate	5.42%

Excess Spread Percentage
Jan-08	7.14%
Dec-07	9.95%
Nov-07	10.29%
3-Month Average Excess Spread	9.12%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2008

Capital One Master Trust (COMT)

Series		COMT 2001-1		COMT 2001-6
Size		$1,200	MM	$1,300	MM
Expected Maturity (Class A)		2/15/2008		8/15/2008

Gross Monthly Payment Rate		18.66%		18.66%
Delinquency Rate:	30 - 59 Days	1.35%		1.35%
60 - 89 Days		1.03%		1.03%
90 + Days		2.50%		2.50%

Excess Spread Analysis

Series	COMT 2001-1	COMT 2001-6
Portfolio Yield	20.83%	20.81%
Weighted Average Coupon	4.49%	4.57%
Servicing Fee Percentage	2.00%	2.00%
Net Loss Rate	5.42%	5.42%

Excess Spread Percentage
Jan-08	8.92%	8.81%
Dec-07	10.84%	10.76%
Nov-07	11.74%	11.70%
3-Month Average Excess Spread	10.50%	10.42%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - January 2008

Capital One Master Trust (COMT)

Series		COMT 2002-1
Size		$1,000	MM
Expected Maturity (Class A)		1/15/2009

Gross Monthly Payment Rate		18.66%
Delinquency Rate:	30 - 59 Days	1.35%
60 - 89 Days		1.03%
90 + Days		2.50%

Excess Spread Analysis

Series	COMT 2002-1
Portfolio Yield	20.81%
Weighted Average Coupon	4.52%
Servicing Fee Percentage	2.00%
Net Loss Rate	5.42%

Excess Spread Percentage
Jan-08	8.87%
Dec-07	10.78%
Nov-07	11.71%
3-Month Average Excess Spread	10.45%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of Capital One Master Trust.